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                                                                     EXHIBIT A-1

                            J & J SECURITIES LIMITED

                             REPORT OF THE AUDITORS

To the shareholders of J & J Securities Limited:

     We have audited the accompanying statements of financial condition of J & J Securities Limited as of September 30, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any material respect from auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J & J Securities Limited as of September 30, 1994 and September 30, 1995 and the results of its operations and its cash flows for each of the three years ended September 30, 1995 in conformity with generally accepted accounting principles.

BDO STOY HAYWARD
Chartered Accountants
and Registered Auditors
London
November 30, 1995